UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2026

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern,
Pennsylvania
19355
(Address of Principal
Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01    Entry into a Material Definitive Agreement

On June 24, 2026, CubeSmart and CubeSmart, L.P., the limited partnership through which CubeSmart owns its assets and conducts its operations, entered into a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Facility”) with the lenders referred to therein (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Agent”).  The Third Amended and Restated Credit Facility is comprised of a $1 billion unsecured revolving facility (the “Third Amended Revolver”) maturing on June 24, 2030.  The Third Amended and Restated Credit Facility amends and restates in its entirety our Second Amended and Restated Credit Agreement, dated as of October 26, 2022 (in effect immediately prior to June 24, 2026, the “Second Amended and Restated Credit Facility”). As of June 23, 2026, the Second Amended and Restated Credit Facility consisted of an $850 million unsecured revolving credit facility.

Under the Third Amended and Restated Credit Facility, pricing on the Third Amended Revolver is dependent upon our unsecured debt credit ratings and leverage levels.  At our current unsecured debt credit ratings and leverage levels, amounts drawn under the Third Amended Revolver are priced at 0.775% over the applicable Secured Overnight Financing Rate (the “SOFR”) as determined by the Federal Reserve Bank of New York, plus a facility fee of 0.15%, with no SOFR floor.

We used initial advances under the Third Amended and Restated Credit Facility at closing to repay all amounts that we had drawn under the Second Amended and Restated Credit Facility.

The Third Amended and Restated Credit Facility contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require us to comply with leverage and fixed charge coverage ratio tests.  The lenders may accelerate amounts outstanding under the Third Amended and Restated Credit Facility upon the occurrence of an event of default, including our failure to pay amounts due or filing of bankruptcy proceedings.

CubeSmart and CubeSmart, L.P. are jointly and severally obligated under the Third Amended and Restated Credit Facility.

The amounts available from time to time under the Third Amended and Restated Credit Facility are subject to customary conditions, including satisfaction of financial covenants.

The foregoing description of the Third Amended and Restated Credit Facility is qualified in its entirety by the full terms and conditions of the Third Amended and Restated Credit Facility, a copy of which we have attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information reported in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

Exhibit No.	Description
10.1

Third Amended and Restated Credit Agreement dated as of June 24, 2026 by and among CubeSmart, L.P., CubeSmart, the Lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
Date: June 24, 2026	Title:	Chief Legal Officer and Secretary

CUBESMART, L.P.

By: CUBESMART, its general partner

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
Date: June 24, 2026	Title:	Chief Legal Officer and Secretary